UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

IBC Bank Standstill Agreement

On August 3, 2018, Camber Energy, Inc. (the “Company”, “we” and “us”) entered into an Agreement in Connection with the Loan (the “Standstill Agreement”) with International Bank of Commerce (“IBC Bank”), which was effective August 1, 2018. The Company is a party to that certain loan from IBC Bank to the Company (the “Loan”) evidenced by a Real Estate Lien Note dated August 25, 2016 (the “Note”) in the original principal amount of $40,000,000 (which has an outstanding principal balance of approximately $36.9 million as of the date of this Report), entered into pursuant to that certain Loan Agreement dated August 25, 2016 (the “Loan Agreement” and together with the Note, and the other documents entered into evidencing, documenting and securing the Loan, the “Loan Documents”), by and among IBC Bank and the Company.

Among other terms, described below, the Standstill Agreement was entered into to provide the Company sufficient time to close the transactions contemplated by the July 12, 2018 Asset Purchase Agreement (the “Sale Agreement”), entered into by the Company, as seller, and N&B Energy LLC, as purchaser, which entity is affiliated with Richard N. Azar II, our former Chief Executive Officer and former director, and Donnie B. Seay, our former director (“N&B Energy”). Pursuant to the Sale Agreement and the terms and conditions thereof, we agreed to sell to N&B Energy a substantial portion of our assets, including all of the assets we acquired pursuant to the terms of our December 31, 2015 Asset Purchase Agreement with Segundo Resources, LLC (“Segundo”), which is owned and controlled by Mr. Azar, and other sellers, and certain other more recent acquisitions, other than the production payment and overriding royalty interests discussed below (the “Assets”). We agreed to sell the Assets to N&B Energy in consideration for among other things, N&B Energy agreeing to pay us $100 in cash and agreeing to assume all of our obligations and debt owed under the Loan Documents.

Pursuant to the Standstill Agreement:

(a)

We confirmed that certain defaults had occurred under the terms of the Loan Documents;

(b)

We, on behalf of us and our representatives, provided IBC Bank a release of all claims which we and such parties may have had as of the date of the Standstill Agreement;

(c)

We agreed to certain venue requirements in connection with any bankruptcy proceeding we may file or have filed against us in the future, agreed to waive certain automatic stays provided under applicable bankruptcy law and confirmed IBC Bank’s security interests;

(d)

IBC Bank agreed to stand still and not take any action to collect the indebtedness evidenced by the Loan Documents, prior to the earlier of (i) September 30, 2018, unless the closing date of the Sale Agreement is required to be extended due to no fault of the Company, due to the regulatory requirements of the Securities and Exchange Commission and/or NYSE American, in which case such date shall be automatically extended to no later than October 31, 2018, unless extended by both parties; or (ii) a default of the conditions of the stand still as set forth in the Standstill Agreement (collectively, the “Standstill Date”);

(e)

We agreed to certain conditions to the stand still, including:

(i)

Depositing all funds in excess of $5,000 with IBC Bank by 5:00 p.m. on Tuesday, August 7, 2018 (the “Deadline”);

(ii)

The Company pledging to IBC Bank prior to the Deadline, 87.5% of all of the Company’s right, title and interest to our assets located in Okfuskee County, Oklahoma and all wells, leasehold, mineral and surface interest, personal property, and all other property or assets located on or associated with said field owned by us that were recently purchased from Orion Energy (with the remaining 12.5% to be pledged to IBC Bank prior to the closing date of the Sale Agreement);

(iii)

Paying all of IBC Bank’s expenses and reasonable attorney fees in connection with the Note prior to the Deadline;

(iv)

Paying the June 2018 interest on the Note prior to the Deadline;

(v)

Paying the July 2018 interest on the Note prior to the Deadline;

(vi)

Agreeing to certain covenants and restrictions regarding the assets securing the Loan Documents during the stand still period; and

(vii)

Confirming that during the stand still period, the per annum interest rate of the Note will be 3% above the New York Prime Rate, subject to a floor of 5.5% per annum, with a beginning interest rate of 8% per annum.

(f)

IBC Bank agreed to allow us to undertake the transactions contemplated by the Sale Agreement, subject to the terms of the Standstill Agreement;

(g)

IBC Bank agreed, that if we are ready, willing and able to close the transactions contemplated by the Sale Agreement, but N&B Energy is not ready to close such transaction, on or before the Standstill Date (as extended), that we could surrender the assets planned to be sold pursuant to the Sale Agreement to IBC Bank (which may be undertaken pursuant to a foreclosure of such assets); and

(h)

That upon the closing of the transactions contemplated by the Sale Agreement or the surrender of such assets proposed to be sold pursuant to such Sale Agreement to IBC Bank (as discussed in (g) above), IBC Bank would pursue only the assets sold/surrendered, N&B Energy (if applicable) and the guarantors of the debt; enter into a novation and release in favor of the Company; and not pursue the Company for any deficiency in the amounts due under the Loan Documents, in each case subject to the terms and conditions of the Standstill Agreement.

Pursuant to both the Sale Agreement and the IBC Agreement, upon the closing of the sale (as to the Sale Agreement) or assignment (pursuant to the IBC Agreement), the Company will retain its assets in Glasscock County and Hutchinson Counties, Texas and will also retain a 12.5% production payment (effective until a total of $2.5 million has been received); a 3% overriding royalty interest in its existing Okfuskee County, Oklahoma asset; and will retain an overriding royalty interest on certain other undeveloped leasehold interests.

The foregoing description of the IBC Agreement and production payment and overriding royalties does not purport to be complete and is qualified in its entirety by reference to the IBC Agreement, production payment and overriding royalties, copies of which are attached hereto as Exhibit 10.1 (which exhibit includes copies of the form of production payment and overriding royalties as exhibits thereto), to this Current Report on Form 8-K and incorporated herein by reference.

First Amendment to Sale Agreement

Also on August 3, 2018, the Company and N&B Energy entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”), which amended the terms of the Sale Agreement to (a) modify, clarify and replace certain of the exhibits to the original Sale Agreement, including the terms of the overriding royalty interests and production payment agreed to be granted to the Company as part of such Sale Agreement; (b) amend the Sale Agreement to remove the requirement that the Company obtain shareholder approval prior to the closing of such Sale Agreement; and (c) include a deadline of August 31, 2018 for N&B Energy’s due diligence under the Sale Agreement.

In order to avoid the significant time required to file a proxy statement with the Securities and Exchange Commission, clear comments with the Securities and Exchange Commission, hold a meeting and obtain shareholder approval, and because such shareholder approval is not required pursuant to applicable law or the rules of the NYSE American, the Company’s management has determined to not seek shareholder approval, but to instead seek a third-party opinion as to the fairness of the transaction to the Company’s shareholders.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 2.2 (which exhibit includes copies of the form of production payment and overriding royalties as exhibits thereto), to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01

Other Events

On August 7, 2018, the Company filed a press release disclosing the entry into the IBC Agreement and First Amendment. A copy of the press release is included as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement by and Between N&B Energy, LLC, as Purchaser and Camber Energy, Inc., as Seller, dated July 12, 2018 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on July 13, 2018 (File No. 001-32508))
2.2*	First Amendment to Asset Purchase Agreement by and Between N&B Energy, LLC, as Purchaser and Camber Energy, Inc., as Seller, dated August 2, 2018
10.1*	Agreement in Connection with the Loan by and Between Camber Energy, Inc. and International Bank of Commerce
99.1**	Press Release dated August 7, 2018

*Filed herewith

**Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: August 7, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement by and Between N&B Energy, LLC, as Purchaser and Camber Energy, Inc., as Seller, dated July 12, 2018 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on July 13, 2018 (File No. 001-32508))
2.2*	First Amendment to Asset Purchase Agreement by and Between N&B Energy, LLC, as Purchaser and Camber Energy, Inc., as Seller, dated August 2, 2018
10.1*	Agreement in Connection with the Loan by and Between Camber Energy, Inc. and International Bank of Commerce
99.1**	Press Release dated August 7, 2018

*Filed herewith

**Furnished herewith.